UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


                               Current Report
   Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported): December 21, 2004


                              SPX CORPORATION

           (Exact name of registrant as specified in its charter)


          DELAWARE                     1-6948                   38-1016240
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
  incorporation or organization)                           Identification No.)

                      13515 Ballantyne Corporate Place
                      Charlotte, North Carolina 28277
            (Address of principal executive offices) (Zip Code)

     Registrant's telephone number, including area code (704) 752-4400

                               NOT APPLICABLE
           (Former name or former address if changed since last)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17
   CFR 230.425)
[X]Soliciting material pursuant to Rule 14a-12 under the
   Exchange Act (17 CFR 240.14a-12)
[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the
   Exchange Act (17 CFR 240.14d-2(b))
[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information provided in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On December 22, 2004, SPX Corporation (the "Company") amended its credit agreement (the "Credit Facility") with the Bank of Nova Scotia, Bank of America, N.A., Bank One, N.A., JPMorgan Chase Bank, N.A., the foreign subsidiary borrowers parties thereto and the several banks, financial institutions and entities parties thereto. The amendment:

   (i) expressly permits the previously announced sale of the Company's BOMAG and Edwards Systems Technology ("EST") businesses, while preserving the Company's flexibility to make other asset dispositions,
   (ii) requires the Company to apply the first $150 million of proceeds from the sale of BOMAG and EST to pay term loans (and gives the Company the option to apply such amount in direct order of maturity of any term loans that are prepaid),
   (iii) increases the Company's flexibility to use proceeds from asset dispositions for various purposes, by not requiring the Company to prepay term loans or reinvest (a) proceeds from the sale of BOMAG and EST (in excess of the first $150 million required to be applied to prepay term loans) and (b) up to $1 billion of proceeds from the sale of other assets,
   (iv) provides that if the Credit Facilities are rated Ba3 or lower by Moody's or BB+ or lower by S&P, (a) the otherwise applicable interest rate margin on revolving loans, swingline loans and tranche A term loans will increase by 0.25%, and (b) the applicable interest rate margin on tranche B-1 term loans will be 2.25% for Eurocurrency loans and 1.25% for ABR loans,
   (v) refreshes the Company's ability to make certain investments, including investments in foreign subsidiaries,
   (vi) modifies the formula relating to permitted stock buy-backs by the Company, including permitting the Company to purchase an unlimited amount of its equity if its ratio of Consolidated Total Debt to Consolidated EBITDA (as such terms are defined in the Credit Facility) is less than 2.5 to 1.0, and
   (vii)  provides for other technical modifications.

The foregoing description of the amendment to the Credit Facility is qualified in its entirety by reference to the text of the amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

On December 23, 2004, the Company issued a press release related to this event. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

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ITEM 2.06   MATERIAL IMPAIRMENTS.

In accordance with the Company's policy, the Company conducts its annual impairment testing of goodwill and indefinite lived intangibles in the fourth quarter in connection with its annual long-range forecasting process.

On December 22, 2004, the Company's Chief Financial Officer concluded that an impairment of goodwill exists at its telecommunications business (Radiodetection) and its industrial tools and hydraulic unit business (Fluid Power). These impairments may result in a material non-cash charge to earnings in the fourth quarter. Until the Company completes the testing procedures, which include appraisals of assets at these businesses, it is not able to estimate the amount or range of amounts of such impairment charge. The total amount of goodwill recorded for these two units was $227.9 million at September 30, 2004. When the Company makes a determination of the amount or range of amounts of such impairment, it will amend this Form 8-K to disclose such amount or range.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On December 21, 2004, Christopher J. Kearney, President and Chief Executive Officer, was appointed to the Board of Directors of the Company. On December 22, 2004, the Company issued a press release related to this event. A copy of the press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are filed herewith.

Exhibit
Number    Description
-------   -----------

10.1 First Amendment, dated as of December 10, 2004 (entered into and effective on December 22, 2004) to the Seventh Amended and Restated Credit Agreement, dated as of October 6, 1998, amended and restated as of February 12, 2004, among the Company, the foreign subsidiary borrowers party thereto, the several banks and other financial institutions or entities parties thereto, the Bank of Nova Scotia, Bank of America, N.A., Bank One, NA, Wachovia Bank N.A. and JPMorgan Chase Bank, N.A.

99.1      Press Release issued December 23, 2004.

99.2      Press Release issued December 22, 2004.

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                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   SPX CORPORATION


Date:  December 23, 2004           By: /s/ Patrick J. O'Leary
                                       -----------------------------------
                                       Patrick J. O'Leary
                                       Executive Vice President, Treasurer
                                       and Chief Financial Officer

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                               EXHIBIT INDEX


Exhibit
Number    Description
-------   -----------

10.1 First Amendment, dated as of December 10, 2004 (entered into and effective on December 22, 2004) to the Seventh Amended and Restated Credit Agreement, dated as of October 6, 1998, amended and restated as of February 12, 2004, among the Company, the foreign subsidiary borrowers party thereto, the several banks and other financial institutions or entities parties thereto, the Bank of Nova Scotia, Bank of America, N.A., Bank One, NA, Wachovia Bank N.A. and JPMorgan Chase Bank, N.A.

99.1      Press Release issued December 23, 2004

99.2      Press Release issued December 22, 2004.